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                                                                     EXHIBIT 4.2


            AMENDMENT TO MERGER AGREEMENT, SHAREHOLDERS AGREEMENT AND
                             EMPLOYMENT AGREEMENTS


         THIS AMENDMENT TO MERGER AGREEMENT, SHAREHOLDERS AGREEMENT AND EMPLOYMENT AGREEMENTS (the "Amendment") is made and entered into by and between BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation (the "Company"), the undersigned persons (collectively, the "Shareholders"), Bloomfield Acceptance Company, L.L.C., a Michigan limited liability company ("BAC") and Bloomfield Servicing Company, L.L.C., a Michigan limited liability company ("BSC") as of February 21, 1999.

                                    RECITALS

         A. The Company completed a merger (the "Merger") with BAC and BSC pursuant to the terms of a merger agreement between and among the Company, BAC, BSC, BAC Acquiring Corp., BSC Acquiring Corp. and the members of BAC and BSC dated February 17, 1998 (the "Merger Agreement").

         B. In connection with the Merger, the former members of BAC and BSC who received the Company's Common Stock in the Merger (the "Members") and the Company's Board of Directors at that time entered into a Shareholders Agreement which provides for certain rights, privileges and restrictions applicable to the Company's Common Stock (the "Shareholders Agreement").

         C. BAC has entered into employment agreements with Joseph Drolshagen, Deborah Jenkins and James Bennett, dated as of March 4, 1998, which contain covenants not to compete (the "Employment Agreements").

         D. As part of the Shareholders Agreement, the Shareholders agreed to take such actions as are necessary to nominate and elect Daniel E. Bober, Creighton J. Weber and Arthur A. Weiss to the Board of Directors of the Company, to vote to reelect Mr. Bober for the term of the Shareholders Agreement and to accomplish the elections of other director-nominees endorsed by the Board of Directors from time to time.

         E. The Company and the Shareholders desire to amend the Shareholders Agreement to delete any and all agreements with respect to voting.

         F. The Company, the Shareholders, BSC and BAC desire to amend certain provisions of the Shareholders Agreement, the Merger Agreement and the Employment Agreements in the event that neither Daniel E. Bober nor Creighton J. Weber is a member of the Board of Directors of the Company, for reasons other than voluntary resignation or death.

         NOW, THEREFORE, for and in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:





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1.      AMENDMENT TO SHAREHOLDERS AGREEMENT. Sections 1.1 and 1.2 of the
Shareholders Agreement are hereby deleted in their entirety.

2. MODIFICATIONS TO MERGER AGREEMENT, SHAREHOLDERS AGREEMENT AND EMPLOYMENT AGREEMENTS. In the event that neither Daniel E. Bober nor Creighton J. Weber is a member of the Board of Directors of the Company, for reasons other than voluntary resignation or death, prior to March 4, 2000, the Company and the Shareholders agree to the following:

                (a) The two year period restricting transfers of the Company's common stock reflected in the Merger Agreement and Shareholders Agreement (originally scheduled to expire on March 4, 2000) shall then be immediately terminated; provided, however, that proposed transfers of the shares will remain subject to applicable federal and state securities laws.

                (b) At the request of the Members, which may be made at any time, the Company shall file a registration statement as more particularly set forth in Section 3 of the Shareholders Agreement; provided, however, that the ownership percentage and aggregate offering price limitations shall not apply to this request.

                (c) Subject to compliance with applicable securities laws, the Members shall be free to sell shares of the Company's Common Stock in the open market, provided however, that no Member may sell more than five percent (5%) of the Company's then outstanding common stock to a single purchaser unless the Board previously approves the sale in writing.

                (d) The periods of the covenants not to compete contained in the Employment Agreements which are in effect following termination of each Employment Agreement shall be reduced by one-half (1/2).

        Except as expressly set forth in this Amendment, the Merger Agreement, the Shareholders Agreement and the Employment Agreements shall remain in full force and effect as executed and are hereby ratified and confirmed. In the event of any inconsistency or conflict between this Amendment and the Merger Agreement, the Shareholders Agreement and the Employment Agreements, the provisions of this Amendment shall govern and control.

        This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies (facsimile, photostatic or otherwise) of signatures to this Amendment shall be deemed to be originals and may be relied on to the same extent as the originals.

        This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.




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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by themselves or by their respective representatives thereunto duly authorized with respect to each agreement they were a party to, as of the day and year first above written. The undersigned Shareholders execute this Amendment with respect to all shares of capital stock of the Company currently owned and hereafter acquired, to the extent provided in the Shareholders Agreement.


                                      Bingham Financial Services Corporation

                                      By:
                                         --------------------------------------
                                             Ronald A. Klein
                                      Its:   Chief Executive Officer


                                      Bloomfield Acceptance Company, L.L.C.

                                      By:
                                         --------------------------------------
                                             Daniel E. Bober
                                      Its:   President

                                      Bloomfield Servicing Company, L.L.C.

                                      By:
                                         --------------------------------------
                                             Daniel E. Bober
                                      Its:   President

                                      "Shareholders"


                                      -----------------------------------------
                                      Gary A. Shiffman


                                      -----------------------------------------
                                      Jeffrey P. Jorissen


                                      -----------------------------------------
                                      Milton M. Shiffman


                                      -----------------------------------------
                                      Robert H. Orley




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Amendment to Merger Agreement,
Shareholders Agreement and Employment Agreements signatures, continued

                                      -----------------------------------------
                                      Brian M. Hermelin


                                      -----------------------------------------
                                      Daniel E. Bober


                                      -----------------------------------------
                                      Creighton J. Weber


                                      -----------------------------------------
                                      Joseph Drolshagen


                                      -----------------------------------------
                                      James Bennett


                                      -----------------------------------------
                                      Patricia Jorgensen


                                      -----------------------------------------
                                      Deborah Jenkins


                                      -----------------------------------------
                                      Lynne Baszczuk


                                      -----------------------------------------
                                      James A. Simpson


                                      -----------------------------------------
                                      Katheryne L. Zelenock


                                      -----------------------------------------
                                      Jeffrey C. Urban




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